RYAN'S RESTAURANT GROUP, INC.



                                       and



                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                 as Rights Agent






                          SHAREHOLDER RIGHTS AGREEMENT
                                FEBRUARY 18, 2005




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
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                                Table of Contents


Page

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Section 1.  Certain Definitions............................................................................................1
Section 2.  Appointment of Rights Agent....................................................................................8
Section 3.  Issue of Right Certificates....................................................................................8
Section 4.  Form of Right Certificates.....................................................................................9
Section 5.  Countersignature and Resignation..............................................................................10
Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
                  Mutilated, Destroyed, Lost or Stolen Right Certificates.................................................11
Section 7.  Exercise of Rights; Exercise Price; Final Expiration Date of Rights...........................................12
Section 8.  Cancellation and Destruction of Right Certificates............................................................13
Section 9.  Reservation and Availability of Common Stock..................................................................13
Section 10. Common Stock Record Date......................................................................................15
Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights...................................15
Section 12. Certificate of Adjusted Exercise Price or Number of Shares....................................................23
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power..........................................23
Section 14. Fractional Rights and Fractional Shares.......................................................................26
Section 15. Rights of Action..............................................................................................27
Section 16. Agreement of Right Holders....................................................................................27
Section 17. Right Certificate Holder Not Deemed a Shareholder.............................................................28
Section 18. Concerning the Rights Agent...................................................................................28
Section 19. Merger or Consolidation or Change of Name of Rights Agent.....................................................28
Section 20. Duties of Rights Agent........................................................................................29
Section 21. Change of Rights Agent........................................................................................31
Section 22. Issuance of New Right Certificates............................................................................32
Section 23. Redemption....................................................................................................32
Section 24. Exchange......................................................................................................35
Section 25. Notice of Certain Events......................................................................................36
Section 26. Notices.......................................................................................................37
Section 27. Supplements and Amendments....................................................................................37
Section 28. Successors....................................................................................................38
Section 29. Determinations and Actions by the Board of Directors..........................................................38
Section 30. Benefits of this Agreement....................................................................................39
Section 31. Severability..................................................................................................39
Section 32. Governing Law.................................................................................................39
Section 33. Counterparts..................................................................................................39
Section 34. Descriptive Headings..........................................................................................39

Exhibit A -- Form of Right Certificate
Exhibit B -- Form of Summary of Rights
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                          SHAREHOLDER RIGHTS AGREEMENT


        This Shareholder Rights Agreement (as the same may from time to time be amended or supplemented, this "Agreement"), is entered into as of February 18, 2005, between Ryan's Restaurant Group, Inc., a South Carolina corporation (the
"Company"), and American Stock Transfer & Trust Company, a New York bank, (the
"Rights Agent", which term shall include any successor Rights Agent hereunder).

                               W I T N E S S E T H


        WHEREAS, on January 24, 2005 the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each whole share of Common Stock, $1.00 par value per share, of the Company (the "Common Stock") outstanding as of the Close of Business on February
28, 2005 (the "Record Date") and authorized the issuance of one Right for each whole share of Common Stock of the Company which is issued or which becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one half of a share of Common Stock, upon the terms and conditions set forth herein (the
"Rights"); and


        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall on any date hereafter, be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, or (iii) any employee benefit plan of the Company or any of its Subsidiaries. The Persons described in clauses (i) through (iii) above are referred to herein as "Exempt Persons". No Person shall become an "Acquiring
Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the Common Stock of the Company then outstanding; provided, however, that if any Person, together with all Affiliates and Associates of such Person (other than Exempt Persons), shall become the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." If the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring
Person" became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an "Acquiring Person" inadvertently
(including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any

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intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an "Acquiring Person". In calculating beneficial ownership for purposes of determining whether a Person is an Acquiring Person, shares held for or pursuant to the terms of an employee benefit plan of the Company or any of its subsidiaries shall not be counted, and voting or investment power among related entities that might otherwise be deemed "affiliates" or "associates" shall be aggregated only to the extent that such power is required to be aggregated for purposes of compliance with Exchange Act Section 13(d) and
Section 13(g) reporting obligations.

                 (b) "Adjustment Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                 (c) "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii).

                 (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and voting or investment power among related entities that might otherwise be deemed "affiliates" or "associates" shall be aggregated only to the extent that such power is required to be aggregated for purposes of compliance with Exchange
Act Section 13(d) and Section 13(g) reporting obligations; provided, however, that no Exempt Person shall be deemed an Affiliate or an Associate.

                 (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" any securities:

                          (i) which such Person or any of such Person's
Affiliates or Associates, beneficially
own, directly or indirectly (as determined pursuant to Rule 13d-3 of the General
Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) or has the right to dispose of;

                          (ii) which such Person or any of such Person's
Affiliates or Associates, directly or indirectly, has (A) the right to acquire
(whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding, upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's
Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of Rights at any time prior to the occurrence of an Adjustment Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of an Adjustment Event, if such Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section
22 or pursuant to Section 11(a)(i) in connection with an adjustment made with

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respect to any of the Rights heretofore specified in this clause (3); or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause
(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, or (2) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made or to be made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, in the case of either clause (1) or (2) of this proviso whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                         (iii) which are beneficially owned, directly or
indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of Section 1(e)(ii) hereof) or disposing of any securities of the Company; provided, however, that (1) no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person's participation as an underwriter or selling group member in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition; (2) no Person who is a director or an officer of the Company shall be deemed the Beneficial Owner of any securities of the Company that are beneficially owned by any other director or officer of the Company solely as a result of his or her position as director or officer of the Company; (3) any agreement, arrangement or understanding
(whether or not in writing), or any communication or discussion, among two or more Persons with respect to any matter relating to the management, operation or conduct of the business of the Company, including any discussion or agreement on, or any communication with respect to, a position with respect to any such matter and the disclosure of such communication, discussion, agreement or position to other Persons (including shareholders of the Company) or to the Company shall not constitute an agreement, arrangement or understanding contemplated by Section 1(e)(ii)(B).

                 (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

                 (g) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding
Business Day.

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                 (h) "Common Stock" shall mean the Common Stock, $1.00 par value per share, of the Company, except that "common stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person, or the equity securities or other equity interest having power to control or direct the management, of such person or, if such Person is a subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

                 (i) "Current Per Share Market Price" shall have the meaning set forth in Section 11(d).

                 (j) "Current Value" shall have the meaning set forth in Section
11(a)(iii).

                 (k) "Distribution Date" shall have the meaning defined in
Section 3(a) hereof.

                 (l) "Equivalent Common Stock" shall have the meaning set forth in Section 11(a)(iii) hereof.

                 (m) "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

                 (n) "Exchange Rate" shall have the meaning set forth in Section
24(a) hereof

                 (o) "Exercise Price" shall have the meaning set forth in
Section 4 hereof.

                 (p) "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.


                 (q) "Group" shall mean two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of the Common Stock.


                 (r) "Outside Directors" shall mean members of the Board who are not officers of the Company or any of its Subsidiaries and who are not Acquiring
Persons or representatives, nominees, Affiliates or Associates of Acquiring
Persons.


                 (s) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity or Group, and shall include any successor (by merger or otherwise) thereof; provided, however, that when two or more Persons act as a partnership, limited partnership, syndicate or other Group for the purpose of acquiring, holding, voting or disposing of the Common Stock, such partnership, limited partnership, syndicate or other Group shall be deemed to be a single Person.


                 (t) "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                 (u) "Qualified Offer" shall mean a tender offer for all outstanding shares of Common Stock which meets all of the following requirements:

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                         (i) the same per share price and consideration is
offered for all shares of Common Stock
in the Qualified Offer, provided that such per share price and consideration is no less than the then current market price for shares of Common Stock,

                         (ii) the consideration is at least 80 percent cash (and
any non-cash portion is
comprised of shares listed on a national exchange or the Nasdaq National Market, to be adjusted to reflect any decrease in the value of such shares prior to the consummation of the Qualified Offer) and is to be paid upon consummation of the Qualified Offer for all tendered or exchanged shares of Common Stock in the Qualified Offer,

                           (iii) on or prior to the date such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, such Person:

                                    (A) has on hand cash or cash equivalents for
                  the full amount necessary to consummate such offer and has irrevocably committed in writing to the Company to utilize such cash or cash equivalents for purposes of such offer if consummated and to set apart and maintain available such cash or cash equivalents for such purposes until the offer is consummated or withdrawn; or

                                    (B) has all financing in the full amount
                  necessary to consummate such offer and has:

                                            (1) entered into, and provided to
                           the Company certified copies of, definitive financing agreements (including exhibits and related documents) for funds for such offer which, when added to the amount of cash and cash equivalents available, committed in writing, set apart and maintained in the same manner as described in clause (A) above, are in an amount not less than the full amount necessary to consummate such offer, which agreements are with one or more responsible financial institutions or other entities having the necessary financial capacity and ability to provide such funds, and are subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Company, conditions based on the accuracy of any information concerning the Company, or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing), and

                                            (2) provided to the Company copies
                           of all written materials prepared by such Person for such financial institutions in connection with entering into such financing agreements; provided that, "the full amount necessary to consummate such offer" in either clause (A) or (B) above shall be an amount sufficient to pay for all shares of Common
                           Stock outstanding on a fully diluted basis the cash portion of the consideration pursuant to the offer and the second-step transaction required by clause
                           (v) below and all related expenses;

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

                           (iv) the offering Person requests the Company to call a special meeting of the Company's shareholders for the purpose of voting on a resolution accepting such offer and authorizing the redemption of the Rights, and contains a written agreement of such Person to pay (or share with any other offering Person) at least one-half of the Company's costs of such special meeting,


                           (v) such offer remains open for at least 30 Business
         Days; provided, however, that (x) if there is any increase in the price of such offer, such offer must remain open for at least an additional
         15 Business Days after the last such increase, (y) such offer must remain open for at least 15 Business Days after the date that any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share in excess of that provided for in such offer, and (z) such offer must remain open for at least 15 Business Days after the date, if any, on which such Person reduces the per share price offered in accordance with clause (vii)(y) below (provided, in the case of each of clauses (x), (y) and (z) above, in no event will such offer have been outstanding for less than 30 Business Days);
         provided further, however, that such offer need not remain open, as a result of this clause (iii), beyond (1) the time which any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under this clause (iii), or (2) the scheduled expiration date, as such date may be extended by public announcement on or prior to the then scheduled expiration date, of any other tender or exchange offer for Common Stock with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder);


                           (vi) such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the Company and the holders of Common Stock other than such Person and states that the price to be paid to holders pursuant to the offer is fair from a financial point of view to such holders and includes any written presentation of such firm showing the analysis and range of values underlying such conclusions and such written opinion and any such presentation is updated and provided to the Company within two Business Days prior to the date such offer is consummated;


                           (vii) prior to or on the date that such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, such Person makes an irrevocable written commitment to the Company and, with respect to clause (x) to its stockholders, (x) to consummate a transaction or transactions promptly upon the completion of such offer (and in no event later than five Business Days thereafter), whereby all Common Stock not purchased in such offer will be acquired at the same cash price per share paid in such offer, subject only to the condition that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder, (y) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company, other than a regular quarterly dividend, after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of reclassification, recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, or reduces the number of shares being sought or which is in any other respect materially adverse to the Company's stockholders, and (z) if the Qualified Offer is not consummated, that neither such Person nor any of


                                       6

         its Affiliates or Associates will make any offer for or purchase any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of at least 85% of the outstanding shares of Common Stock not owned by such Person (including its Affiliates and Associates), unless another tender offer by another party for all outstanding Common Stock is commenced that (a) constitutes a Qualified Offer (in which event, any new offer by such Person or of any Affiliates or Associates must be at a price no less than that provided for in such original offer) or (b) is approved by the Board of Directors of the Company (in which event, any new offer by such Person or of any of its Affiliates or Associates must be at a price no less than that provided for in such approved offer); and

                           (viii) in addition to each of the requirements set forth above, such offer is not subject to any financing, funding or similar condition, nor any condition relating to completion of or satisfaction with any due diligence or similar investigation, and, subject to the foregoing, otherwise provides for usual and customary terms and conditions.

                 (v) "Record Date" shall have the meaning set forth in the recital clause of this Agreement.

                 (w) "Redemption Date" shall have the meaning set forth in
Section 7(a).

                 (x) "Rights" shall have the meaning set forth in the recital clause of this Agreement.

                 (y) "Right Certificate" shall have the meaning set forth in
Section 3(a).

                 (z) "Section 11(a)(ii) Adjustment Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                 (aa) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A), (B), or (C) hereof.

                 (bb) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

                 (cc) "Share Acquisition Date" shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

                 (dd) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

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

                 (ee) "Subsidiary" of any Person shall mean any other corporation or other entity of which a majority of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                 (ff) "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                 (gg) "Summary of Rights" shall have the meaning set forth in
Section 3(b).

                 (hh) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

        Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

        Section 3. Issue of Right Certificates

                 (a) Until the earlier of (i) the Close of Business on the 10th calendar day after the Share Acquisition Date, (ii) the Close of Business on the 10th Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person shall become an Acquiring Person) after the date of (x) the commencement, by any Person, other than an Exempt Person, of, or (y) the first public announcement of the intention of any Person (other than an Exempt Person) to commence a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person, including any such date which is after the date of this Agreement and prior to the issuance of the Rights (the earliest of such dates being herein referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. The Board of Directors of the Company may defer the date set forth in clause (ii) in the preceding sentence to a specified later date or to an unspecified later date to be determined by action of the Directors of the Company. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates, in substantially the form attached hereto as Exhibit A (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                 (b) On the Record Date, or thereafter, the Company will send a notification of the existence of the Rights, by postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date or the earlier of the Redemption Date or the Final Expiration Date, the Rights will be evidenced by such certificates for the Common Stock with or without a copy of the Summary of Rights in the form attached hereto as Exhibit B (the "Summary of Rights") attached thereto, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any of the certificates for the Common Stock outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                 (c) Certificates for the Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

                 This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Ryan's Restaurant Group, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of February 18, 2005, as amended and restated from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Ryan's Restaurant Group, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Ryan's Restaurant Group, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date or the earlier of the Redemption Date or the Final Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

        Section 4.  Form of Right Certificates.

                 (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to Purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein (the "Exercise Price"), but the number of such shares and the Exercise Price shall be subject to adjustment as provided herein.

                 (b) Any Right Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or of such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or of such Affiliate or Associate) or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 11 hereof, and any Right Certificate issued pursuant to
Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

        The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 11 of the Rights Agreement.

The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof.

        Section 5. Countersignature and Registration.

                 (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

                 (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

        Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                 (a) Subject to the provisions of Section 4(b), Section 11,
Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at, or prior to, the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or following an Adjustment Event, other securities, cash or other assets as the case may be) as the Right Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 11 and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        Section 7. Exercise of Rights; Exercise Price; Final Expiration Date of Rights.

                 (a) Subject to Section 11(a)(ii) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9, Section 11(a)(iii) and Section 23(a)), in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate set forth on the reverse side thereof completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on February 18, 2008 (the "Final Expiration Date"), (ii) if this Agreement is not ratified by holders of a majority of the shares of Common Stock voting on the issue at the Company's first annual meeting of shareholders following February 18, 2008, immediately following such annual meeting; (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iv) the time which such Rights are exchanged as provided in Section 24. Except as set forth in
Section 11(a) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock.

                 (b) The Exercise Price for each half share of Common Stock pursuant to the exercise of a Right shall initially be $11 (equivalent to $22 for each share of Common Stock), shall be subject to adjustment from time to time provided in Section 11 and Section 13 hereof, and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

                 (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate set forth on the reverse side thereof completed and duly executed, accompanied by payment of the Exercise Price for the shares (or, following an Adjustment Event, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof, (iii) promptly after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash or distribute other property pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

                 (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

        Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 9.  Reservation and Availability of Common Stock.

                 (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and, following the occurrence of an Adjustment Event, other securities or out of its authorized and issued shares held in its treasury) the number of shares of Common Stock (and, following the occurrence of an Adjustment Event, other securities) that, as provided in this Agreement will be sufficient to permit the exercise in full of all outstanding Rights; provided, that such action need not be taken with respect to shares of Common Stock (or other securities) issuable upon occurrence of an Adjustment Event until the occurrence of such event.

                 (b) If at the time the Rights become exercisable, the then outstanding shares of Common Stock are listed on any national or regional securities exchange or are quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any successor thereto or other comparable quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Common Stock (and, following the occurrence of an Adjustment Event, other securities) reserved for issuance upon such exercise to be quoted on such system or listed on such exchange, as the case may be.

                 (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, and which will ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

                 (d) The Company covenants and agrees that it will take all such action as may be reasonably necessary to ensure that all shares of Common Stock (and, following the occurrence of an Adjustment Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable.

                 (e) The Company further covenants and agrees that, subject to
Section 6, it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of securities in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

        Section 10. Common Stock Record Date. Each Person in whose name any certificate for Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Company issuable upon the exercise thereof. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section

11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii) hereof.

                          (ii) Subject to Section 24, in the event

                          (A) any Acquiring Person or any Associate or Affiliate
of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and not changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, (2) shall, in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any equity security of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any equity security of the Company or any of its Subsidiaries or otherwise obtain from the Company, with or without consideration, any additional shares of any equity security of the Company or securities exercisable for or convertible into shares of any equity security of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of Common Stock),
(3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third Person, (4) shall engage in any transaction with the Company involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), other than incidental to the lines of business currently engaged in as of the date hereof by the Company and such Acquiring Person, or Associate or Affiliate, of assets having an aggregate fair market value of more than $5,000,000, (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans other than in the ordinary course of business), advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                          (B) any Person (other than an Exempt Person), shall
become an Acquiring Person, or

                          (C) during such time as there is an Acquiring Person,
there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided in this paragraph (ii), shall thereafter have a right to receive, upon exercise of such Right at the then current Exercise Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Exercise Price by the then number of one half shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Exercise Price" for each Right and for all purposes of this Agreement) by 50% of the Current Per Share Market Price of the Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of any one of the events listed above in this Section 11(a)(ii) (such number of shares is herein called the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). The Company shall not enter into any transaction of the kind listed in this Section 11(a)(ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                 Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a), shall become null and void without any further action and no holder or beneficial owner of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 11(a) and Section 4(b) hereof are complied with, but shall have no liability to any holder or beneficial owner of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliates and Associates thereof or any transferee of any of them hereunder.

                          (iii) In the event that the number of shares of Common
Stock which is authorized by the Company's articles of organization but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Exercise Price (such excess is herein called the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Equivalent Common Stock")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a competent investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Adjustment Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Adjustment Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek an authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For the purpose of this Section 11(a)(iii), the value of Adjustment Shares shall be the Current Per Share Market Price of the Common Stock on the Section 11(a)(ii) Adjustment Date, and the per share or per unit value of any Equivalent Common Stock shall be deemed to equal the Current Per Share Market Price of the Common Stock on such date.

                 (b) If the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or Equivalent Common Stock or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of the Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock or Equivalent Common Stock to be offered (and the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Company issuable upon the exercise thereof. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be the Current Per Share Market Price thereof determined in accordance with Section 11(d) hereof. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                 (c) If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or options, subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of Common Stock on such record date, less the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such options, subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) per one share of Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Company issuable upon the exercise thereof. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would be in effect if such record date had not been fixed.

                 (d) For the purpose of this Agreement, the "Current Per Share Market Price" of any share of Common Stock or any other stock or any Right or other security or any other property shall be determined as provided in this
Section 11(d).

                          (i) In the case of a publicly-traded stock or other
security (hereinafter in this Section 11(d)(i) a "Security"), the Current Per Share Market Price on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that for the purpose of computations made pursuant to Section 11(a)(iii) hereof, the Current Per Share Market Price on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately following such date; and provided further, that in the event that the Current Per Share Market Price of any Security is determined during a period following the announcement by the issuer of such Security of (x) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security (other than the Rights) or (y) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading
Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if, on any such date no bids for such Security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in such Security, the Current Per Share Market Price of such Security on such date shall be determined reasonably and with good faith to the holders of the Rights by the Board of Directors of the Company, including, if at the time of such determination there is an Acquiring Person, a majority of the Outside Directors then in office, or if there are no Outside Directors, by a competent investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such Security is listed or admitted to trading is open for the transaction of business or, if such Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                          (ii) If a Security is not publicly held or not so
listed or traded, "Current Per Share Market Price" shall mean the fair value per share of stock or per other unit of such Security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, including, if at the time of such determination there is an Acquiring Person, a majority of the Outside Directors then in office, or if there are no Outside Directors, by a competent investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

                          (iii) In the case of property other than securities,
the Current Per Share Market Price thereof shall be determined reasonably and with utmost good faith to the holders of Rights by the Board of Directors of the Company, including, if at the time of such determination there is an Acquiring Person, a majority of the Outside Directors then in office, or if there are no Outside Directors, by a competent investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

                 (e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least l% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which mandates such adjustment or
(ii) the Final Expiration Date.

                 (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 11(a) through
(c), (e), (g) through (k), and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares (or fractions thereof) of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                 (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                 (k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price.

                 (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 (m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any shares of Common Stock at less than the Current Per Share Market Price, issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock, shall not be taxable to such shareholders.

                 (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale the shareholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                 (o) The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or Section 24 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

        Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

        Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                 (a) In the event that, on or after the Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger (y) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which is not prohibited by Section 11(o) hereof)

then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided otherwise herein, shall have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined in Section 13(b)), free and clear of rights of call or first refusal, liens, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Exercise Price by the number of one half shares of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one half shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Exercise Price in effect immediately prior to such first occurrence) and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Exercise Price" for each Right and for all purposes of this Agreement) by
(2) 50% of the Current Per Share Market Price (determined pursuant to Section 11(d) hereof) of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind set forth in this subsection if at the time of the consummation of such transaction there are any options, warrants, rights, conversion or exchange provisions or securities outstanding or any agreements or arrangements in effect which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. If, in the case of a transaction of the kind described in clause (z) of the first sentence of this subsection, the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this subsection shall be inapplicable, and the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Rights Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Exercise Price by the number of one half shares of Common Stock for which a Right is then exercisable.

                 (b)  "Principal Party" shall mean

                          (i) in the case of any transaction described in clause
(x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                          (ii) in the case of any transaction described in
clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
(y) in case such Person is a Subsidiary, directly or indirectly, or more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding.

                 (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (x) the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in
Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in
Section 13(a), the Principal Party at its own expense will

                          (i) prepare and file a registration statement under
the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Final Expiration Date;

                          (ii) use its best efforts to qualify or register the
Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                          (iii) use its best efforts to list (or continue the
listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                          (iv) deliver to holders of the Rights historical
financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If any Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

        Section 14. Fractional Rights and Fractional Shares.

                 (a) The Company shall not be required to issue fractions of Rights, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price per Right for the Trading Day immediately prior to such date on which fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if, on any such Trading Day no bids for the Rights are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Rights the current market value of the Rights on such Trading Day shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

                 (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value per share of Common Stock. For purposes of this Section 14(b), the current market value per share of Common Stock shall be the closing price per share of Common Stock determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

                 (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

        Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Right evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

        Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and with the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of shares of Common Stock;

                 (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                 (c) subject to Sections 6 and 11, the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                 (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

        Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18. Concerning the Rights Agent.

                 (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against any loss, liability, or expense, incurred without gross negligence, recklessness, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

                 (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or in reliance upon the advice of counsel as set forth in Section 20.

        Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                 (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any duly authorized officer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder only for its own gross negligence, recklessness, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a) hereof) or any adjustment required under the provisions of Sections 3, 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment furnished in accordance with Section 12 hereof), nor shall it be responsible for any determination by the Board of Directors of the Company of current market value of the Rights or Common Stock pursuant to the provisions of Section 14 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable; nor shall it be under any obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more of the registered holders of the Rights Certificates shall furnish the Rights Agent with security and indemnity to its satisfaction for any costs and expenses which may be incurred; nor shall it be liable for any failure to perform any duties except as specifically set forth herein and no implied covenants or obligations shall be read into this Agreement against the Rights Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                 (f) The Company agrees that it will inform the Rights Agent promptly upon the Company's determination that a Person has become an Acquiring Person, and the Rights Agent will not be responsible for making such determination prior to such notice by the Company. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any duly authorized officer of the Company, and is authorized to apply to any such officer for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                 (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers vested in it or perform any of its duties hereunder either directly or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided the Rights Agent exercised reasonable care in the selection or continued employment of such agent.

                 (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause
(2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

        Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or trust company organized and doing business under the laws of the United States or of the State of North Carolina or the State of South Carolina (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of North Carolina or the State of South Carolina), in good standing, which is authorized under such laws to exercise shareholder services or corporate trust powers and is subject to supervision or examination by federal or state authority or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the

Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

        Section 23.  Redemption.

                 (a) The Rights may be redeemed by action of the Board of Directors pursuant to subparagraph (b) of this Section 23 or by shareholder action pursuant to subparagraph (c) of this Section 23 and shall not be redeemed in any other manner.

                 (b) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the Close of Business on the tenth day following the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted, as determined by the Board of Directors, to reflect any transaction of the kind described in clauses (A) through (D) of Section 11(a)(i) occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). In considering whether to redeem the Rights, the Board of Directors of the Company may consider the best long-term and short-term interests of the Company, including, without limitation, the effects of the redemption of the Rights upon employees, suppliers and customers of the Company or any Subsidiary of the Company and communities in which offices or other establishments of the Company or any Subsidiary of the Company are located and all other pertinent factors. The redemption of the Rights by the Board of Directors may be effective at such time, on such basis and with such conditions as such Board of Directors in its sole discretion may establish. In addition to the right of redemption reserved in the first sentence of this subsection (a), the Board of Directors may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price after the occurrence of a Share Acquisition Date, but prior to the occurrence of any transaction of the kind described in Section 11(a)(ii)(A) or
(C) or Section 13(a), if either (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries and which did not result in the occurrence of any transaction of the kind described in Section 11(a)(ii)(A) or
(C) or Section 13(a), as shall result in such Person thereafter being a Beneficial Owner of 10% or less of the outstanding shares of Common Stock of the Company, and after such transfer or other disposition there are no other Acquiring Persons, or (ii) in connection with any transaction of the kind described in Section 11(a)(ii)(A) or Section 13(a) in which all holders of the Common Stock of the Company are treated the same and which shall not involve an Acquiring Person, an Affiliate or Associate of an Acquiring Person, any other Person in which such Acquiring Person, Affiliate or Associate has any interest or any other Person acting, directly or indirectly, on behalf of or in association with such Acquiring Person, Affiliate or Associate. Notwithstanding any other provision of this Agreement, the Rights shall not be exercisable after the first occurrence of an event specified in Section 11(a)(ii) until such time as the Company's right of redemption under this Section 23 has expired.

                 (c) (i) In the event the Company receives a Qualified Offer, the Board of Directors of the Company shall call a special meeting of shareholders (the "Special Meeting") for the purpose of voting on a resolution
(i) accepting such Qualified Offer, as such Qualified Offer may be amended or revised by the offering Person from time to time to increase the price per share to be paid to holders of shares of Common Stock, and (ii) authorizing the redemption of all but not less than all the then outstanding Rights at the Redemption Price pursuant to subparagraph (c)(ii) of this Section 23 (the "Resolution"). The Special Meeting shall be held on a date selected by the Board of Directors, which date shall not be less than 90 or more than 120 days after the later of (A) the date such Qualified Offer is received by the Company (the "Offer Date") and (B) the date of any previously scheduled meeting of shareholders to be held within 60 days after the Offer Date; provided, however, that if (x) such other meeting shall have been called for the purpose of voting on a resolution with respect to another Qualified Offer and (y) the Offer Date is not later than 15 days after the date such other Qualified Offer was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting (in addition to any other matters or resolutions to be considered at such meeting) and such meeting shall be deemed to be the Special Meeting; provided, however, that in any 12-month period the Company shall not be required to hold more than one Annual Meeting and one Special Meeting with respect to Qualified Offers from any given potential Acquiring Person (including any Affiliates or Associates); and provided further, that if the Company shall publicly announce that the Board of Directors has determined that it is in the best interest of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by such Qualified Offer, then such vote shall be postponed to a meeting called by the Board of Directors which shall occur within 90 days after the date of such announcement. The Board of Directors shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special
Meeting in accordance with the Company's Articles of Incorporation, By-Laws and applicable law. At the offering Person's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the offering Person; provided, however, that the offering Person, by written agreement with the Company contained in or delivered with such request, shall have indemnified the Company against any and all liabilities resulting from any statements found to be defamatory, misstatements, misleading statements or omissions contained in or omitted from the offering Person's proxy soliciting materials and have agreed to pay the Company's incremental costs incurred as a result of including such material in the Company's proxy soliciting material. Notwithstanding anything to the contrary contained this Agreement, if the Board of Directors determines that it is in the best interests of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by any Qualified Offer, the Company shall be entitled to include information relating to such alternative transaction in the proxy soliciting material prepared by it in connection with the Special Meeting.

                 (ii) If at the Special Meeting the Resolution, or a resolution with respect to another Qualified Offer, receives the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote as of the record date of the Special Meeting, not giving effect to any affirmative votes cast by the offering Person or any of its Affiliates, then all of the Rights shall be redeemed by such shareholder action at the Redemption Price, effective immediately prior to the consummation of the Qualified Offer (provided that the Qualified Offer is consummated prior to 60 days after the date of the Special Meeting).

                 (iii) Nothing in this subparagraph (c) shall be construed as limiting or prohibiting the Company or any offering Person from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such offering Person; provided, however, that the holders of Rights shall have the rights set forth in this Rights Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.


                 (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subparagraph (b) of this Section 23, or upon effectiveness of the redemption of the Rights pursuant to subparagraph (c) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors or Shareholders, as applicable, ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, or in connection with the purchase, acquisition or redemption of shares of Common Stock prior to the Distribution Date.

                 (e) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Per Share Market Price of the Common Stock as of the time of redemption) or any other form of consideration deemed appropriate by the Board.

        Section 24.  Exchange.

                 (a) The Board of Directors of the Company may, at its option, at any time after any Person shall have become an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights which have become void pursuant to the provisions of Section 11(a)(ii)) for Common Stock of the Company at an exchange rate of one share of Common Stock per Right, appropriately adjusted to reflect any transaction specified in clauses (A) through (D), inclusive, of Section 11(a)(i) occurring after the date hereof (such exchange rate being hereinafter called the "Exchange Rate"); provided, however, that the Board of Directors shall not be empowered to effect such an exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, shall have become the Beneficial Owner of 50% or more of the Common Stock of the Company then outstanding.

                 (b) Immediately after any action by the Board of Directors of the Company directing the exchange of any Rights pursuant to subsection (a) of this Section 24, notice of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise such Rights shall terminate and each registered holder of such Rights shall thereafter be entitled to receive only the number of shares of Common Stock which shall equal the number of Rights held by such registered holder multiplied by the Exchange Rate. The Company shall give prompt public notice of any exchange directed pursuant to such subsection (a); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Within 10 days after action by such Board of Directors directing the exchange of such Rights, the Company shall mail a notice of exchange to all registered holders of such Rights at their last addresses appearing upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not received by the registered holder to whom sent; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of any such exchange. Each such notice shall state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata among the registered holders of the Rights based upon the number of Rights held (excluding Rights which have become void pursuant to the provisions of Section 11(a)(ii)); and in such case, a new Rights Certificate evidencing the Rights not being exchanged shall be prepared and executed by the Company and countersigned and delivered by the Rights Agent to the registered holder of such Rights subject to the provisions of Section 14.

                 (c) In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued or issued and held in the treasury of the Company to permit an exchange of Rights directed by the Board of Directors of the Company, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon such exchange of the Rights. In any such exchange, the Company may, at its option, substitute Equivalent Common Stock for some or all of the Common Stock otherwise exchangeable for the Rights.

                 (d) The Company shall not be required to issue fractional shares of Common Stock in exchange for Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights with respect to which such fractional Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the Current Per Share Market Value of Common Stock (as determined as provided in Section 11(d)) for the Trading Day immediately prior to the date of such exchange.

        Section 25. Notice of Certain Events

                 (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale, non-ordinary course mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, non-ordinary course mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least ten (10) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

                 (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

        Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          Ryan's Restaurant Group, Inc.
                          405 Lancaster Avenue
                          Greer, South Carolina 29652
                          Attn:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          American Stock Transfer & Trust Company
                          59 Maiden Lane
                          Plaza Level
                          New York, NY  10038
                          Attn:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if so directed by the Company, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holder of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect, as determined solely by the Company, the interests of the holders of the Rights or the Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended pursuant to clause (iii) of this sentence (A) to lengthen any time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, registered holders of the Rights, or (B) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable. Upon the delivery of such certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made on or after the Distribution Date which changes the Redemption Price, the Final Expiration Date, the Exercise Price or the number of shares (or portions thereof) of Common Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

        Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 29.  Determinations and Actions by the Board of Directors.

                 (a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

                 (b) The Board of Directors of the Company (with, where specifically provided for herein, the approval of a majority of the Outside Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the approval of a majority of the Outside Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or, where specifically provided for herein, by a majority of the Outside Directors) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors or any of the Outside Directors to any liability to the holders of the Rights or to any other person.

                 (c) Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualified Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any Qualified Offer or any other tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any

Qualified Offer or any other tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

        Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

        Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

        Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of South Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within South Carolina.

        Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.







                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


RYAN'S RESTAURANT GROUP, INC.


By:
        --------------------------------------------
        Name:  Janet J. Gleitz
        Title:  Secretary



AMERICAN STOCK TRANSFER & TRUST COMPANY


By:
        --------------------------------------------
        Name:  Herbert Lemmer
        Title:  Vice President

                                    Exhibit A
                           [Form of Right Certificate]

Certificate No. R-______________                 __________ Rights


NOT EXERCISABLE AFTER FEBRUARY 18, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN OR AS OTHERWISE PROVIDED IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.] [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID UNDER CERTAIN CIRCUMSTANCES AS SPECIFIED IN SECTION 11(a) OF THE RIGHTS AGREEMENT.]


     RIGHT CERTIFICATE
     RYAN'S RESTAURANT GROUP, INC.



         This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of February 18, 2005 (the "Rights Agreement") between Ryan's Restaurant Group, Inc. (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), as amended, restated or otherwise modified from time to time, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Close of Business on February 18, 2008, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one half of a fully paid and nonassessable share of common stock, $1.00 par value per share (the "Common Stock"), of the Company, at an exercise price of $11 per half share (the "Exercise Price") (equivalent to $22 for each share), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above and the Exercise Price per share set forth above, are the number and Exercise Price as of February 28, 2005, based on the Common Stock as constituted at such date.


         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights

Agreement), (ii) a transferee of any such Acquiring Person, Affiliate or Associate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Right shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Exercise Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the Company and the Rights Agent and are also available upon written request to the Company or the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors of the Company at its option at a redemption price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors), or may be exchanged, in whole or in part, for Common Stock.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder, as such, of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________, _____.

ATTEST:                                        Ryan's Restaurant Group, Inc.


By:                                            By:
        ---------------------------                -----------------------------
         Secretary                                 [President]


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent


------------------------------------
Title

                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT
                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto _________________________________________ (please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
        --------------------------    -------------------------------
                                       Signature

Signature Guaranteed:____________________


                                   CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:
         (1) the Rights evidenced by this Right Certificate __ are __ are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);
         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned __ did __ did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:
        --------------------------    -------------------------------
                                       Signature


                                     NOTICE
         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                (To be executed if holder desires to exercise the
                  Rights represented by the Right Certificate.)

To: Ryan's Restaurant Group, Inc.:
         The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

--------------------------------------------------------------------------------
                        (Please print name and address)


---------------------------------------
(Please insert social security
or other identifying number)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                        (Please print name and address)


---------------------------------------
(Please insert social security
or other identifying number)

Dated:
        ----------------, ----

                                    ----------------------------------------
                                    Signature

Signature Guaranteed:
                       ----------------------------

                                                                       Exhibit B


                          RYAN'S RESTAURANT GROUP, INC.
                   SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK



         On January 24, 2005, the Board of Directors of Ryan's Restaurant Group, Inc. (the "Company") declared a dividend distribution of one Common Stock Purchase Right (each a "Right") for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on February 28, 2005. Each Right entitles the registered holder to purchase from the Company one half share of Common Stock, $1.00 par value per share (the "Common Stock"), at a cash exercise price of $11 per half share, subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended, restated or otherwise modified from time to time (the "Agreement").

         Initially, the Rights will not be exercisable, will be attached to all outstanding shares of Common Stock, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 calendar days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") (other than an Exempt Person as defined in the Agreement) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (the date of said announcement being referred to as the "Share Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a Person or group owning 20% or more of the outstanding shares of Common Stock.

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after February 28, 2005 will contain a notation incorporating the Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 18, 2008 (or, if the Agreement is not ratified by holders of a majority of the shares of Common Stock voting on the issue at the Company's first annual meeting of shareholders after February 18, 2005, immediately following such annual meeting) unless previously redeemed or exchanged by the Company (including by shareholder action in connection with a "Qualified Offer" as defined in the Agreement) as described below.


         As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of

Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.


         In the event that (i) an Acquiring Person acquires beneficial ownership of 20% or more of the Company's Common Stock, (ii) the Company is the surviving corporation in a merger with an Acquiring Person or any Affiliate or Associate and the Common Stock is not changed or exchanged, (iii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Agreement, or (iv) an event occurs which results in an Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), proper provision will be made so that each holder of a Right will thereafter have the right to receive upon exercise thereof at the then current exercise price, that number of shares of Common Stock (or in certain circumstances, cash, property, or other securities of the Company) having a market value of two times such exercise price. However, the Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable as set forth below. Notwithstanding any of the foregoing, Rights that are or were beneficially owned by an Acquiring Person shall become null and void.


         In the event that, at any time following the Share Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right.


         At any time after any person becomes an Acquiring Person and prior to the time such Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights which have become void), in whole or in part, at the exchange rate of one share of Common Stock per Right, subject to adjustment as provided in the Agreement.


         The exercise price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidence of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the fair market value of the Common Stock on the last trading date prior to the date of exercise.


         At any time prior to the earlier of (1) the close of business on the 10th day following a Share Acquisition Date and (2) February 18, 2008 (or earlier expiration or termination date), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, payable in cash or securities or both (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. However, in the event the Company receives a Qualified Offer (as defined below), the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board for the purpose of voting on a resolution accepting the Qualified Offer and authorizing the redemption of the Rights pursuant to the provisions of the Agreement. The special meeting must be held not less than 90 and more than 120 days after the date the Qualified Offer is received (unless a meeting is already scheduled to be held within 60 days after the Qualified Offer is received). Such an action by shareholders requires the affirmative vote of a two-thirds of all shares of Common Stock and any other stock entitled to vote in the election of directors and management affairs of the Company (excluding shares held by the offering Person and its Affiliates), and is effective immediately prior to the consummation of any Qualified Offer consummated within 60 days after the special meeting. A "Qualified Offer" is a tender offer for all outstanding shares of Common Stock not already beneficially owned by the Person making the Qualified Offer that meets all of the following conditions:


     o the same per share price and consideration is offered for all shares, is no less than the then current market price for shares of Common Stock, is at least 80 percent cash (and any non-cash portion is comprised of shares listed on a national exchange or the Nasdaq National Market), and is to be paid upon consummation of the Qualified Offer,

     o the Qualified Offer is accompanied by written financing commitments and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the Qualified Offer,

     o the Qualified Offer requests that the Company call a special meeting of shareholders to accept the Qualified Offer and contains a written agreement of the person making the Qualified Offer to pay at least 50% of the Company's costs of the special meeting,

     o the Qualified Offer by its terms remains open for at least 30 Business Days plus 15 Business Days after any change in price or after any bona fide alternative offer for a higher consideration is made,

     o the Qualified Offer is accompanied by a written opinion of a nationally recognized investment banking firm, stating that the price to be paid to holders pursuant to the Qualified Offer is fair and including any written presentation of such firm showing the range of values underlying such conclusion,

     o on or before the date the Qualified Offer is commenced, such Person makes an irrevocable written commitment to the Company:

          o to acquire, within 5 Business Days upon completion of the Qualified Offer, all shares of Common Stock then not beneficially owned by such Person at the same price, and for the same consideration, per share as paid in the Qualified Offer,

          o    not to amend its offer to reduce the price, and


          o if the Qualified Offer is not consummated, that such Person will not make another offer for the Common Stock within one year if at least 85% of the common stock not owned by such Person has not been tendered, and


     o such offer is not subject to any financing, funding or similar condition, does not include any condition relating to completion of or satisfaction with any due diligence or similar investigation, and otherwise provides for usual and customary terms and conditions.

         In the determination of the fairness of any offer, the Board retains the authority to reject, advise the shareholders to reject, or take other action in response to any offer necessary to the exercise of its fiduciary duties.


         Immediately upon action of the Board of Directors of the Company ordering the redemption of the Rights or upon the effectiveness of a redemption of the Rights pursuant to shareholder adoption of a resolution accepting a Qualified Offer and authorizing the redemption of the Rights, the only existing right of a holder shall be to receive the redemption price for the Rights. Promptly after the action of the Board of Directors or Shareholders ordering redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the record holders of the then outstanding Rights by mail.


         Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.


         Any of the provisions of the Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Agreement, other than those relating to the principal economic terms of the Rights, may be amended by the Board to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Agreement. Amendments adjusting time periods may, under certain circumstances, be limited.

         A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement.